UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2011

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49995
(Commission File Number)

71-0867623
(IRS Employer Identification No.)

Suite 835 - 1100 Melville Street, Vancouver, BC V6E 4A6
(Address of principal executive offices and Zip Code)

604.568.2496
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2011, we signed an engagement agreement with an agent pursuant to which the agent has agreed to lead a syndicate in offering for sale, on a best efforts private placement basis, up to 17,391,304 units of our company at a price of C$1.15 per unit for gross proceeds of up to C$20,000,000. Each unit will consist of one common share in the capital of our company and one half of one common share purchase warrant. Each whole warrant will entitle the holder to purchase one common share for a period of 24 months following the closing of the offering at an exercise price of C$1.70 per common share.

Item 8.01 Other Events.

Pursuant to Rule 135c of the Securities Act of 1933, a news release is filed as exhibit 99.1 to this Form 8-K Current Report.

Item 9.01.	Financial Statements and Exhibits.
99.1	News Release dated May 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Jeff Finkelstein
By: Jeff Finkelstein, Chief Financial Officer and Treasurer
Date: May 26, 2011